   South Plains Financial, Inc. (NASDAQ: SPFI)Acquisition of West Texas State BankInvestor Presentation | July 25, 2019    Exhibit 99.2

 Forward-Looking Statements and Disclosures  This presentation contains statements regarding the proposed transaction (“merger”) between South Plains Financial, Inc. (“South Plains,” “SPFI,” “we,” “us,” or “our”) and West Texas State Bank (“WTSB”). This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. South Plains cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving South Plains and WTSB, including future financial and operating results, South Plains’ or WTSB’s plans, objectives, expectations and intentions, the expected timing of completion of the merger and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the ability to obtain the requisite approval of WTSB’s shareholders; (ii) the risk that South Plains or WTSB may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (iii) the risk that a condition to the closing of the merger may not be satisfied; (iv) the timing to consummate the proposed merger; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (viii) the diversion of management time on merger-related issues; (ix) general worldwide economic conditions and related uncertainties; (x) liquidity risk affecting South Plains’ ability to meet its obligations when they come due; (xi) excessive loan losses; (xii) the effect of changes in governmental regulations; and (xiii) other factors we discuss or refer to in the “Risk Factors” section of South Plains’ Prospectus, filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2019, in connection with SPFI’s Registration Statement on Form S-1. Copies of these filings are available for download free of charge from the Investor Relations section of SPFI’s website at www.spfi.bank/investor-relations.Any forward-looking statement made by SPFI in this presentation speaks only as of the date on which it is made. Factors or events that could cause SPFI’s actual results to differ may emerge from time to time, and it is not possible for SPFI to predict all of them. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, SPFI disclaims any intention or obligation to update any forward-looking statements after the distribution of this presentation, whether as a result of new information, future events, developments, changes in assumptions or otherwise. PRO FORMA AND PROJECTED INFORMATIONThis presentation contains certain pro forma and projected information, including projected pro forma information that reflects our current expectations and assumptions regarding the effects of our pending acquisition of WTSB. This pro forma information does not purport to present the results that we may realize if this acquisition is complete.NON-GAAP FINANCIAL MEASURESManagement believes that certain non-GAAP performance measures used in this presentation provide meaningful information about underlying trends in its business and operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, SPFI’s reported results prepared in accordance with GAAP. Numbers in this presentation may not sum due to rounding.

Transaction Highlights

Strategic Rationale

Adjacent Market Expansion	▪ Expands South Plains' franchise into the Permian Basin (Midland and Odessa MSAs) with the acquisition of a high quality, 82 year-old, privately held community bank ▪ Allows for further acquisition opportunities in these markets
Strengthens Balance Sheet Liquidity (1)	▪ Enhances core funding with $374 million in stable, low cost deposits ▪ 0.19% cost of total deposits ▪ Loan to deposit ratio of 56%
Revenue Enhancements	▪ Provides revenue opportunities by offering additional products, and higher lending limits to current customers and the marketplace (not modeled)
Low Execution Risk	▪ Manageable acquisition size should minimize integration risk
Capital Deployment	▪ Effective utilization of capital raised from SPFI's initial public offering in May 2019

Summary of Financial Impact

Exceptional Financial Benefits Consistent with Management's Stated Objectives	▪ Earnings per share accretion greater than 20%(2) ▪ Tangible book value earnback of approximately 3.5 years(3) ▪ Internal rate of return greater than 18% ▪ South Plains remains well capitalized and positioned for further growth

South Plains Financial, Inc.

Source: S&P Global.
(1) As of or for the quarter ended March 31, 2019.
(2) Assuming 100% phase-in of cost savings for illustrative purposes.
(3) Using crossover method.

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West Texas State Bank Overview

Branch Overview



New Mexico
Midland
Odessa
Texas
WTSB
SPFI

Company Overview

- Founded in 1937, WTSB is based in Odessa, Texas
- Six branches located predominantly along I-20 corridor in West Texas
- Superior core deposit franchise with excess liquidity
- Clean loan portfolio reflected by minimal nonperforming assets
- Strong earnings potential

Financial Highlights

($000s)	*as of or for the quarter ended,* 3/31/2019
Balance Sheet	
Total Assets	$424,488
Gross Loans	210,103
Total Deposits	373,714
Total Equity	49,714
Tangible Common Equity	49,260
Profitability	
Net Income	$1,331
Core ROAA(1)	1.26%
Core ROATCE(1)	10.8%
Net Interest Margin	4.22%
Efficiency Ratio	65.2%
Capitalization	
TCE / TA	11.62%
CET1 Ratio	18.89%
Leverage Ratio	12.01%
Tier 1 Capital Ratio	18.89%
Total Risk-Based Capital Ratio	20.14%
Asset Quality	
NPAs / Assets(2)	0.16%
NPAs / Loans + OREO(2)	0.32%
ALLL / Loans	1.92%

Source: S&P Global.
Note: West Texas State Bank is an S-Corporation. Its net income is adjusted to reflect an estimated 21% tax rate for illustrative purposes.
(1) Core earnings excludes realized gain on sale of securities, nonrecurring revenue & expenses, goodwill impairment & amortization of intangibles and extraordinary items. Assumes 21% tax rate on adjustments.
(2) Nonperforming assets ("NPAs") include troubled debt restructurings.

South Plains Financial, Inc.
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Adjacent Expansion into Attractive Midland/Odessa Markets

Pro Forma Branch Overview



Santa Fe
Albuquerque
Amarillo
Springlake
Morton
Idalou
Lubbock
Levelland
Ruidoso
Plano
Dallas
Forney
Abilene
El Paso
Midland / Odessa
College Station
Austin
Houston
San Antonio
Corpus Christi
Laredo
WEST TEXAS State Bank
SPFI (20)
WTSB (6)

Midland / Odessa Highlights

- Located along Permian Basin, the Midland and Odessa MSAs have a combined population of approximately 340,000
- The Permian Basin has been called the "Heart of American Oil Country" and is responsible for the production of nearly four million barrels of crude oil per day, or roughly one third of total U.S. oil production
  - Led the nation in job growth, with employment surging by nearly 12% during 2018
  - More than 450 drilling rigs, or about half of the operating rigs in the United States
- According to the Texas Workforce Commission, the Midland-Odessa Regional Economic Index was 20.4% higher in December 2018 than December 2017
- The University of Texas of the Permian Basin is headquartered in Odessa and also has a campus in Midland, with enrollment exceeding 7,000 students

Source: S&P Global. Odess-tx.gov, U.S. Department of Energy, Midland Reporter-Telegram.
Note: Deposit data as of June 30, 2018 per FDIC.

South Plains Financial, Inc.
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 Transaction Overview  Transaction Value and Structure  Required Approvals  Expected Closing  Aggregate transaction value of $76.1 millionSubject to delivery of minimum tangible common equity of $50 million100% cash consideration  Shareholder approval from WTSB shareholdersCustomary regulatory approvals  4th Quarter of 2019  Cost Savings  Cost savings of approximately 30% of WTSB’s expected non-interest expense75% phase-in during 2020, 100% in 2021 and thereafter  Fair Market Value Adjustments  Core Deposit Intangibles  Credit mark of 2.04% ($4.2 million – approximately equal to loan loss reserves) (1)  Estimated at 2.50% of WTSB’s non-time deposits  Financials are as of or for the period ended June 30, 2019.

Pricing Multiples and Pro Forma Financial Impact

Pricing Multiples	▪ Price / Tangible Book Value[1]: 1.47x ▪ Price / LTM Earnings[1]: 15.9x ▪ Price / 2020e Earnings: 16.4x ▪ Price / 2020e Earnings (Including Cost Savings)[2]: 9.8x ▪ Core Deposit Premium[1][3]: 6.5%
Pro Forma Financial Impact	▪ 2020e EPS Accretion (75% cost savings phase-in): ~18% ▪ 2021e EPS Accretion (100% cost savings phase-in): ~21% ▪ TBV Dilution: (9.7%) ▪ TBV Earnback[4]: 3.5 Years ▪ Internal Rate of Return: Greater than 18%
Estimated Pro Forma Capital Ratios At Closing	▪ TCE / TA: 8.6% ▪ Leverage Ratio: 9.9% ▪ Total Capital Ratio: 14.8%

Note: West Texas State Bank S-Corporation earnings shown adjusted to C-Corporation earnings using 21% tax rate.
(1) Financials are as of or for the period ended June 30, 2019.
(2) Assumes 100% phase-in for illustrative purposes.
(3) Based on total deposits less time deposits >$250,000.
(4) TBV earnback period is calculated using the cross over method.

South Plains Financial, Inc.

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Acquisition Strategy

Commentary	Promised	Delivered
Contiguous West Texas Market	✓	✓
Manageable Size	✓	✓
Attractively Priced	✓	✓
Substantial EPS Accretion	✓	✓
Tangible Book Value Earnback < 4 Years	✓	✓
Tangible Book Value Dilution Under 10%	✓	✓
Strong IRR	✓	✓

South Plains Financial, Inc.
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Appendix

 Pro Forma Loan & Deposit Composition  $1.9bnYield: 5.75%  Source: S&P Global.Data per 2019Q1 regulatory filings.Excludes purchase accounting adjustments.  $210mmYield: 5.98%  $2.1bnYield: 5.77%  $2.3bnCost: 1.03%  $374mmCost: 0.19%  $2.7bnCost: 0.91%  Loans(1):  Deposits(1):    Loans / Deposits: 83.1%  Loans / Deposits: 56.2%  Loans / Deposits: 80.1%      (2)